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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                              The MIIX Group, Inc
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                (Name of Registrant as Specified In Its Charter)

                                      N/A
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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[LOGO]MIIX       The MIIX Group, Inc.




Dear MIIX Group Stockholder:

On February 7, 2003, you were sent a letter from Stuart Glasser, M.D. On February 26, 2003, MIIX Group was served with a lawsuit filed by Dr. Glasser. We feel compelled to respond to the letter sent to you by Stuart Glasser, M.D., because it includes many false and misleading statements. Dr. Glasser's letter to stockholders is rife with "beliefs," "understandings," and "views" which are that and little more. They are the unsubstantiated musings of an individual who offers little by way of facts and even less by way of a viable alternative.

Dr. Glasser has offered no plan for MIIX Group. Dr. Glasser has not disclosed his motives and goals. He provides us with no insight as to how he would return greater value to MIIX Group stockholders, and he offers no explanation for his own accumulation of MIIX Group shares in the past year.

As you are aware, last year we were confronted with a situation where MIIX Insurance Company could not continue to write insurance due to the size of the losses it had incurred in 2000 and 2001. These successive years of net losses were primarily due to an unprecedented increase in the severity of jury awards and settlements as well as expenses associated with defending claims. In fact, the average amount MIIX Insurance Company paid out per case in New Jersey has increased by 88% in just the last five years. The MIIX Group was one of many professional liability insurance companies in New Jersey and across the country reporting net operating losses during this time period.

MIIX reacted quickly and decisively to this crisis by implementing a business plan that was intended to preserve shareholder value. This was accomplished by providing the Company with a continuing source of income and realizing values for assets that might otherwise have been valueless.

Our primary responsibility was finding the most effective way to return value to MIIX Group shareholders over a period of only months. We retained an investment banking firm to solicit potential investors and acquirers. When no viable offer was received, we determined that placing MIIX Insurance Company into voluntary solvent runoff and selling certain assets of our subsidiaries was the best option available. To implement this plan, the assets of our leasing subsidiary and certain renewal rights were sold and we entered into a management and license agreement with a new company.



     Two Princess Road - Lawrenceville, New Jersey 08648 - (800) 234-MIIX - www.MIIX.com MIIX Insurance Company - Lawrenceville Property and Casualty
                        Company - Lawrenceville Re, Ltd.

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Revenues were generated for MIIX Group from these transactions. Revenue continues to be generated for MIIX Group through the management contract with the new company. As MIIX Group continues to look for new business opportunities, such as offering auditing services, risk services, fully integrated management services and information systems management to groups and institutions in targeted regions and sectors of the economy and to preserve shareholder value.

The support and confidence of our shareholders has carried MIIX Group through its most difficult and challenging days. We thank you for your continued support.

Sincerely,


Patricia A. Costante
Chairman & CEO




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The MIIX Group, Incorporated and certain other persons named below may be deemed to be participants in the solicitation of proxies from MIIX Group stockholders with respect to proposals raised at the 2003 annual meeting of shareholders. The participants in such solicitation may include the directors of The MIIX Group, Incorporated (Patricia A. Costante (Chief Executive Officer, President and Chairperson), Angelo S. Agro, MD, Harry M. Carnes, MD, Paul J. Hirsch, MD, A. Richard Miskoff, DO, Carl Restivo, Jr., MD, Martin L. Sorger, MD, and Bessie M. Sullivan, MD), Allen G. Sugerman, The MIIX Group, Incorporated's Chief Financial Officer and Catherine E. Williams, The MIIX Group Incorporated's Senior Vice President, Business Development, and Edward M. Grab, The MIIX Group Incorporated's Senior Vice President, Chief Actuary (collectively, the "MIIX Group Participants").

STOCKHOLDERS ARE ADVISED TO READ THE MIIX GROUP INCORPORATED'S PROXY STATEMENT WHEN IT IS AVAILABLE AND OTHER RELEVANT COMMUNICATIONS FILED BY THE MIIX GROUP, INCORPORATED WITH THE SECURITIES AND EXCHANGE COMMISSION, AS AND WHEN FILED, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE ANNUAL MEETING. INVESTORS WILL BE ABLE TO OBTAIN THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, WHEN AVAILABLE, FOR FREE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT http://www.sec.gov OR FOR FREE FROM THE MIIX GROUP, INCORPORATED BY DIRECTING A REQUEST TO THE MIIX GROUP, INCORPORATED AT TWO PRINCESS ROAD, LAWRENCEVILLE, NJ 08648; ATTN: CORPORATE SECRETARY.





                                      -2-

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[LOGO]MIIX

The MIIX Group

Press statement from Patricia A. Costante, Chairman and CEO


The MIIX Group, Inc. was served with a lawsuit filed by a shareholder concerning its decision to enter into a voluntary solvent run-off and the Company's prior SEC filings. The lawsuit was filed by the same law firm that started a class action suit over the Company's IPO that was dismissed by the courts. The Company believes the case is without merit and will defend it vigorously.

We are currently operating in the most volatile medical malpractice environment in recent history. There are at least a dozen states feeling the serious effects of the medical malpractice insurance crisis, including New Jersey, Pennsylvania, Ohio and New York. And a crisis is looming in as many as 30 other states.

The average MIIX Insurance Company pay out per case in New Jersey has increased by 88% in the last five years. In February, we experienced a $24.2 million jury verdict in Philadelphia which is reflected in the Company's fourth quarter financial results. Unpredictable and extraordinary jury awards of this type drive up settlement values of similar cases and remove the stability that is essential in setting rates and reserves.

Confronted with a situation where the Company could not continue to write insurance due to the size of the losses it had incurred in 2000 and 2001, MIIX reacted quickly and decisively to this crisis by implementing a business plan that was intended to preserve shareholder value.

After meeting with potential strategic partners and investors and evaluating our options with our financial advisors, we determined that placing MIIX Insurance Company into voluntary solvent run-off and selling certain assets of our subsidiaries was the best option available.

MIIX will continue its advocacy on behalf of meaningful tort reform - including caps on non-economic damages, stringent requirements for expert witnesses, and a reduced statute of limitations - as the central long-term solution to the growing crisis in the medical professional liability industry.


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The MIIX Group, Incorporated and certain other persons named below may be deemed to be participants in the solicitation of proxies from MIIX Group stockholders with respect to proposals raised at the 2003 annual meeting of shareholders. The participants in such solicitation may include the directors of The MIIX Group, Incorporated (Patricia A. Costante (Chief Executive Officer, President and Chairperson), Angelo S. Agro, MD, Harry M. Carnes, MD, Paul J. Hirsch, MD, A. Richard Miskoff, DO, Carl Restivo, Jr., MD, Martin L. Sorger, MD, and Bessie M. Sullivan, MD), Allen G. Sugerman, The MIIX Group, Incorporated's Chief Financial Officer and Catherine E. Williams, The MIIX Group Incorporated's Senior Vice President, Business Development, and Edward M. Grab, The MIIX Group Incorporated's Senior Vice President, Chief Actuary (collectively, the "MIIX Group Participants").

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STOCKHOLDERS ARE ADVISED TO READ THE MIIX GROUP INCORPORATED'S PROXY STATEMENT
WHEN IT IS AVAILABLE AND OTHER RELEVANT COMMUNICATIONS FILED BY THE MIIX GROUP, INCORPORATED WITH THE SECURITIES AND EXCHANGE COMMISSION, AS AND WHEN FILED, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE ANNUAL MEETING. INVESTORS WILL BE ABLE TO OBTAIN THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, WHEN AVAILABLE, FOR FREE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT http://www.sec.gov OR FOR FREE FROM THE MIIX GROUP, INCORPORATED BY DIRECTING A REQUEST TO THE MIIX GROUP, INCORPORATED AT TWO PRINCESS ROAD, LAWRENCEVILLE, NJ 08648; ATTN: CORPORATE SECRETARY.
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FORWARD LOOKING STATEMENT
This news release contains forward-looking statements that are based on the Company's estimates and expectations concerning future events and anticipated results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. In particular, the implementation of the Company's business plan is subject to completion of financial analyses and other contingencies. These uncertainties and other factors are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, the Company having sufficient liquidity and working capital, the Company's ability to diversify its product lines, the continued adequacy of the Company's loss and loss adjustment expense reserves, the Company's avoidance of any material loss on collection of reinsurance recoverables, increased competitive pressure, the loss of significant customers, actions of applicable regulatory agencies, general economic conditions, including changing interest rates, rates of inflation and the performance of the financial markets, judicial decisions and rulings, changes in domestic and foreign laws, regulations and taxes, effects of acquisitions and divestitures, and various other factors. The words "believe," "expect," "anticipate," "project," and similar expressions identify forward-looking statements. The Company's expectations regarding future earnings, growth initiatives, underwriting, cost controls, adequacy of loss and loss adjustment expense reserves, and enhancing shareholder value depend on a variety of factors, including economic, competitive and market conditions which may be beyond the Company's control and are thus difficult or impossible to predict. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as representation by the company or any other person that the Company's objectives or plans will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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FOR FURTHER INFORMATION:

INVESTORS & Analysts Contact: Allen Sugerman
                              Interim Chief Financial Officer
                              (800) 234-MIIX, ext. 1311
                              asugerma@miix.com

News Media Contact:           Emmalee Morrison
                              AVP Corporate Communications
                              800-234-MIIX, ext. 1335
                              emorriso@miix.com

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